UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2014

BOINGO WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35155	95-4856877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 800 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 586-5180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On August 7, 2014, Boingo Wireless, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2014. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On August 5, 2014, Sky Dayton, the Chairman of the Company’s Board of Directors (the “Board”), resigned from the Board effective immediately. Mr. Dayton’s resignation is not the result of any disagreement relating to the Company’s operations, policies or practices.

Appointment of New Chairman of the Board and Lead Independent Director

In connection with Mr. Dayton’s resignation, the Board appointed David Hagan, the Company’s Chief Executive Officer and member of the Board, as the new Chairman of the Board. In addition, the Board appointed Charles Boesenberg, one of the Company’s independent directors, as the Board’s Lead Independent Director.

Changes to Nominating and Corporate Governance Committee Membership

Mr. Dayton was the Chairman of the Nominating and Corporate Governance Committee of the Board.  Therefore, in connection with his resignation, the Board has appointed Chuck Davis, currently a member of the Nominating and Corporate Governance Committee, as its Chairman. In addition, the Board has appointed Terrell Jones as a member of the Nominating and Corporate Governance Committee.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index attached to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOINGO WIRELESS, INC.

Date: August 7, 2014	By:	/s/ Peter Hovenier
Peter Hovenier
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 7, 2014 entitled “Boingo Wireless Reports Strong Second Quarter 2014 Results” issued by Boingo Wireless, Inc. on August 7, 2014.